SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Deltek, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-142737

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of the Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $0.001 par value per share, of Deltek, Inc. (the “Company”). Reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-142737), which information is incorporated herein by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 25, 2007

Deltek, Inc.

By:	/s/ David R. Schwiesow
Name:	David R. Schwiesow
Title:	Senior Vice President, General Counsel and Secretary